EXHIBIT 10.151

              CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This Confidential Settlement Agreement and Mutual Release ("Agreement") is entered into as of the 9th day of June, 2006 (the "Effective Date"), by, among and between Claimants Isaac Yeffet and Yeffet Security Consultants, Inc., ("Claimants") on the one hand and Respondent-Counterclaimant HiEnergy Technologies, Inc. (the "Company") on the other. Each of the Claimants and the Company referred sometimes herein individually a "Party" and collectively the "Parties".

      WHEREAS, on November 21, 2003, Yeffet Security Consultants, Inc. filed a claim seeking (i) consulting fees for remuneration and travel and other expenses due and owing to Yeffet Security Consultants, Inc., on the date on which he was terminated, October 29, 2003; and (ii) the remainder of compensation, including any stock options issued or due under its contracts with HiEnergy Technologies, Inc.; and

      WHEREAS, on April 23, 2004, Claimants amended their claims to include (i) a claim by Yeffet Security Consultants, Inc. seeking damages based on the commissions it was entitled to in connection with investments made by individuals who purchased shares of HiEnergy Technologies, Inc. stock; and (ii) a claim by Isaac Yeffet seeking a determination that stock options as described in the First Amended Stock Option Agreement had vested; and

      WHEREAS, on June 15, 2004, HiEnergy Technologies, Inc. filed a counterclaim against Claimants seeking disgorgement of monies paid to claimant and rescission of the Consulting Agreement and First Amended and Restated Stock Option Agreement; and

      WHEREAS, the Parties to this Agreement desire to resolve all disputes between them, of every kind, without further expense, inconvenience and the distraction of protracted arbitration; and

      WHEREAS, the Parties to this Agreement desire to settle and fully and finally resolve all such claims;

      NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, it is agreed by and among Claimants and HiEnergy Technologies, Inc. as follows:

I.    DEFINITIONS

      (a) The "Arbitration" means the claims and counterclaims presently pending in the American Arbitration Association, captioned "Yeffet Security Consultants, Inc. and Isaac Yeffet v. HiEnergy Technologies, Inc. and HiEnergy Technologies, Inc. Counterclaimant v. Yeffet Security Consultants, Inc. and Isaac Yeffet - AAA# 18-145-21094-03 02 MERT C."

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      (b) "Claimants" mean Yeffet Security Consultants, Inc. and Isaac Yeffet.

      (c) "HiEnergy Technologies, Inc." means HiEnergy Technologies, Inc. and all of its predecessors, successors and assigns.

      (d)  "Claims"  means  any  and  all  actions,  causes  of  action,  suits, liabilities, fines, penalties, orders, debts, obligations, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and other claims and demands whatsoever, in law, in equity, or otherwise, whether known or unknown, and whether or not concealed or hidden, which exist or may exist now, including but not limited to those asserted or that could have been asserted in the Arbitration. All claims arising out of this Agreement or any claims arising in the future relating to any future contracts between the Parties are explicitly excluded.

      (e) "Costs" means all costs, fees, and expenses of any kind, including those for counsel, experts, advisors, witnesses, stenographers and the like.

II.   TERMS AND CONDITIONS

The Parties hereto stipulate and agree the within dispute be and is hereby amicably resolved and all Claims by and between the Parties hereto are settled upon the following terms and conditions:

      1. Confidentiality. The entirety of this Agreement shall be treated by the Parties as confidential and its terms may not be disclosed by the Parties or their counsel to any person or entity not a party hereto, except to a party's outside auditors and counsel or except to the extent that such disclosure is required by law, including, without limitation, disclosure in filings with the Securities and Exchange Commission. It shall not be a violation of this section for a Party to disclose upon inquiry that the dispute has been resolved to the Parties' mutual satisfaction on confidential terms. Notwithstanding the foregoing, HiEnergy Technologies, Inc., may disclose the terms of this Agreement to the extent reasonably required in order to obtain any third-party consents required in connection with the transfer of stock referred to in Paragraph 4, or to insurers in connection with policy matters.

      2. Dismissal Order. Following the payments and issuance of Settlement Shares which HiEnergy Technologies, Inc. is to make under Paragraphs 3 and 4 of this Agreement, the Parties shall cause to be filed with the American Arbitration Association an agreed stipulation for voluntary dismissal, dismissing all of Claimants Claims with prejudice, with each claimant bearing its own Costs, and further dismissing HiEnergy Technologies, Inc.'s Counterclaim with prejudice, with HiEnergy Technologies, Inc., bearing its own Costs. This case is to remain on the active arbitration calendar until all conditions of the Settlement Agreement are fulfilled and the Parties execute a dismissal of the action.

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      3. Cash Payments.  HiEnergy Technologies shall make cash payments totaling
$216,540.91, not including accrued interest, if any, to Yeffet Security Consultants, Inc. as follows:

      (a) Within fifteen (15) business days following the execution of this Agreement, HiEnergy Technologies, Inc. shall cause to be paid to the order of Yeffet Security Consultants, Inc. the amount of $27,000.00, by certified or cashier's check. $27,000 is 15% of the agreed upon total settlement cash payout of $180,000, not including past wages and expenses as provided in paragraph (c) below, to Claimants.

      (b) Within 150 days following the execution by all Parties of this Agreement, HiEnergy Technologies, Inc. shall cause to be paid to Yeffet Security Consultants, Inc. the amount of $153,000.00 plus simple interest which will begin and continue to accrue at eight percent (8%) per annum on any unpaid balance from the Effective Date, until said unpaid balance is paid, by certified or cashier's check. HiEnergy Technologies, Inc. understands and agrees that time is of the essence and it will use its best efforts to provide the amount listed in this paragraph to Yeffet Security Consultants, Inc. If, despite its best efforts, HiEnergy Technologies, Inc. fails to provide this amount within 150 days from the date of this Agreement, the company shall have a further 30-day cure period to provide same. Should HiEnergy Technologies, Inc. secure and receive investment in an aggregate amount over two million five hundred thousand dollars ($2,500,000.00) at any time within the time frame described above ("Qualified Financing"), HiEnergy Technologies, Inc. shall immediately pay the above amount, plus accrued interest, via certified or cashier's check to Yeffet Security Consultants, Inc. Furthermore, the Company may pay the full amount listed in this paragraph, plus any accumulated interest, at a time prior to the maturation times listed above without penalty.

      (c) Within 150 days following the execution by all Parties of this Agreement, HiEnergy Technologies, Inc. shall cause to be paid to Yeffet Security Consultants, Inc., the amount of $36,540.91, representing the amount owed to Yeffet for expenses and services rendered in 2003, plus simple interest which will begin and continue to accrue at eight percent (8%) per annum on any unpaid balance from the Effective Date, until said unpaid balance is paid, by certified or cashier's check. HiEnergy Technologies, Inc. understands and agrees that time is of the essence and it will use its best efforts to provide the amount listed in this paragraph to Yeffet Security Consultants, Inc. If, despite its best efforts, HiEnergy Technologies, Inc. fails to provide this amount within 150 days from the date of this Agreement, the company shall have a further 30-day cure period to provide same. Should HiEnergy Technologies, Inc. secure and receive investment in a Qualified Financing at any time within the time frame described above, HiEnergy Technologies, Inc. shall immediately pay the above amount, plus accrued interest, via certified or cashier's check to Yeffet Security Consultants, Inc. Furthermore, the Company may pay the full amount listed in this paragraph, plus any accumulated interest, at a time prior to the maturation times listed above without penalty.

      (d)  In  connection  with  above   Paragraphs  3(b)  and  3(c),   HiEnergy
Technologies, Inc., on receipt of a written request form Yeffet Security Consultants, Inc., agrees to promptly provide Yeffet Security Consultants, Inc. with separate promissory notes to the extent of the unpaid balance of the above amounts and incorporating the above terms.

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      4. Stock Payment.

      (a) Within 60 days following the execution of this Agreement by all Parties hereto, HiEnergy Technologies, Inc. shall issue to Isaac Yeffet 775,000 shares of the Company's common stock (the "Settlement Shares").

      t 6 0 (b) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders (other than a registration relating solely to employee benefit plans or a registration relating solely to an SEC Rule 145 transaction) the Company will:

            (i) give to Mr. Yeffet written notice thereof as soon as practicable prior to filing the registration statement;

            (ii) include, at the Company's sole cost and expense, in such registration and in any underwriting involved therein all the Settlement Shares specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by Mr. Yeffet;

            (iii) do and cause to be done, at its sole cost and expense, all such things as are customary and reasonably necessary to facilitate the sale by Mr. Yeffet of the Settlement Shares pursuant to the registration statement, including but not limited to (w) promptly preparing and filing with the SEC all amendments necessary to comply with the Securities Act, (x) furnishing to Mr. Yeffet such number of prospectuses as he shall reasonably request, (y) listing the Settlement Shares on any securities exchange, Nasdaq, over the counter market, or other securities quotation facilities on which the Company's common stock is then traded and (z) notifying Mr. Yeffet, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      (c) If, notwithstanding the provisions of Section 4(b), the Settlement Shares are not registered by the Company prior to November 1, 2006, the Company shall repurchase the Settlement Shares from Mr. Yeffet in accordance with the provisions of Section 4(d).

      (d) Beginning on November 1, 2006 and for every month thereafter or portion thereof that the Settlement Shares may not be freely sold by Mr. Yeffet either pursuant to (i) an effective registration statement filed by the Company or (ii) Rule 144, Mr. Yeffet shall have the option (but shall not be obligated) to require the Company to repurchase from Mr. Yeffet, in cash, $20,000 in Settlement Shares per month, at a price per share of $0.33. If Mr. Yeffet exercises such repurchase option, the Company will have ten business days to consummate each such repurchase. Nothing contained herein shall require the Company to purchase more than $20,000 in Settlement Shares per month.

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      (e) The  repurchase  obligation  of the Company set forth in Section  4(d)
shall terminate on the earliest to occur of (i) the Settlement Shares shall have been registered by the Company pursuant to a registration statement that has been effective for a period of at least 90 consecutive days (which 90-day period shall be extended for the period of any blackout or other restriction on, or suspension of, Mr. Yeffet's ability to sell Settlement Shares thereunder); (ii) the Settlement Shares may be sold by Mr. Yeffet for a period of at least 90 consecutive days pursuant to Rule 144 under the Securities Act of 1933 ("Rule 144"), and the Company shall have taken all actions necessary for Mr. Yeffet to be able to sell the Settlement Shares under Rule 144; or (iii) all Settlement Shares shall have been repurchased by the Company in accordance with the terms of Section 4(d).

      (f) Mr. Yeffet shall be permitted to transfer the Settlement Shares at any time to any family member and any entity controlled by Mr. Yeffet, provided that such transfer is made in compliance with Section 8(e) of this Agreement, and all references in this Section 4 to Mr. Yeffet shall be deemed to be references to any such permitted transferee such that each such permitted transferee shall be entitled to the benefits of this Section 4.

      (g) In connection with any registration effected pursuant to Section 4(b) hereof, the indemnification provisions contained in Exhibit A hereto shall be applicable.

      (h) The Company agrees at all times to:

            (i) make and keep public information available, as those terms are understood and defined in Rule 144; and

            (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

      (i) The following terms used in this Section 4 or Exhibit A hereto shall have the following meanings.

            (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and any successor statute.

            (ii) "Holder" shall mean Mr. Yeffet, or any other holder of Settlement Shares to whom the Settlement Shares and registration rights conferred by this Agreement may be transferred in compliance with Section 4 of this Agreement.

            (iii) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Mr. Yeffet notifies the Company of his intention to offer Settlement Shares.

            (iv) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

            (v) "Securities Act" shall mean the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and any successor statute.

            (vi) "Settlement Shares" shall mean (x) the shares of the Company's common stock to be issued to Mr. Yeffet in accordance with Section 4(a), (y) any stock issued in respect thereof in any reorganization, and (z) any stock issued in respect of the stock referred to in (x) or (y) as a result of a stock split, stock dividend, recapitalization or combination.

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      5. HiEnergy Technologies,  Inc.'s Failure to Comply with the terms of this
Agreement. If HiEnergy Technologies, Inc. breaches any of the obligations of this agreement in connection with the payment of monies or the delivery of stock, HiEnergy Technologies, Inc. agrees that a judgment for the unpaid balance of the cash payments plus the cash value of any undelivered stock (valued at $0.33 per share), shall be entered by the Arbitrator upon five (5) business days' notice to HiEnergy Technologies, Inc., upon application by Claimants to the Arbitrator for entry of judgment. If HiEnergy Technologies, Inc. cures any alleged breach within the subject notice period of five (5) business days, an entry of judgment may not be entered by Claimants. HiEnergy Technologies, Inc. further agrees that an additional amount of reasonable attorney's fees actually incurred by Claimants in connection with seeking the entry of judgment following HiEnergy Technologies, Inc.'s breach of this Agreement (measured at $400.00 per hour for senior partners and $200.00 per hour for associates) shall also be entered in favor of Claimants as part of said judgment.

      6. Release by Claimants. Provided that HiEnergy Technologies, Inc. complies with the terms of the Agreement, and effective upon Claimants' receipt of all compensation set forth in Paragraphs 3 and 4, Claimants will irrevocably and unconditionally release, remise and forever discharge HiEnergy Technologies, Inc. from any and all Claims, including but not limited to releasing HiEnergy Technologies, Inc. from any obligations of any options or warrants the Claimants may currently hold or currently have a claim to, for the purchase of shares of HiEnergy Technologies, Inc. stock (the "Stock Options"). Claimants represent that they have not assigned, sold, pledged, encumbered or otherwise hypothecated any such Stock Options to any third parties and agree that all such Stock Options shall be cancelled and have no further effect.

      7. Release by HiEnergy Technologies, Inc. Provided that Claimants comply with the terms of this Agreement, and effective as of the same date as the release by the Claimants set forth in Paragraph 6, HiEnergy Technologies, Inc. irrevocably and unconditionally releases, remises and forever discharges Claimants of and from any and all Claims.

      8. Representations and Warranties.

      (a) Each of the Parties represents and warrants that it has not assigned, transferred or conveyed, or purported to have assigned, transferred or conveyed, to any person or entity, any Claim against any of the other parties to this Agreement, or any other right subject to this Agreement. Each of the Parties agrees to indemnify, defend and hold harmless the other parties from and against any such Claims that may be asserted against it, or any of them, based on, arising out of, or in connection with any such assignment, transfer or conveyance, or purported assignment, transfer or conveyance.

      (b) Each of the Parties to this Agreement represents and warrants that they have entered into this Agreement after obtaining the advice of competent independent counsel, and without reliance on any written or oral statement, representation or warranty except those expressly stated in this Section 8. Each of the Parties to this Agreement represents and warrants that they are entering into this Agreement of their own free will, and that they have not been pressured by any other person to do so.

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      (c) Isaac Yeffet is an "Accredited Investor" as defined in Regulation D of the Securities Act or Isaac Yeffet, either alone or with his professional advisers, has sufficient knowledge and experience in financial and business matters such that Isaac Yeffet is capable of evaluating the merits and risks of an investment in the Settlement Shares and of making an informed investment decision with respect thereto and has the capacity to protect his own interests in connection with his receipt of the Settlement Shares.

      (d) Isaac Yeffet is acquiring the Settlement Shares solely for Isaac Yeffet's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in the Settlement Shares.

      (e) Isaac Yeffet will not sell or otherwise transfer the Settlement Shares without registration under the Securities Act or an exemption therefrom and fully understands and agrees that Isaac Yeffet must bear the economic risk of holding the Settlement Shares for an indefinite period of time because, among other reasons, the Settlement Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act, as amended, and under the applicable securities laws of such states or unless an exemption from such registration is available.

      (f) Isaac Yeffet has had an opportunity (i) to discuss HiEnergy Technologies, Inc. 's business, management and financial affairs with management of HiEnergy Technologies, Inc. and (ii) to review HiEnergy Technologies, Inc. operations and facilities.

      9. No Reliance; Complete and Final Releases. The Parties to this Agreement acknowledge that they are aware that they may in the future discover facts in addition to or different from those which they now know or believe to be true, and that it is their intention nevertheless to fully and finally settle and release any and all Claims, matters, disputes and differences relating to such Claims, known or unknown, suspected or unsuspected, which now exist, may exist, or previously existed. In furtherance of this intention, it is agreed that the releases contained in this Agreement shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different facts.

      10. Notice of Subpoena or Lawful Demand. If any of the Parties to this Agreement should be served with a subpoena, document request or other lawful demand for any documents, court papers, work product or other materials related to the Arbitration, such party shall give written notice to each of the other parties by fax and mail as promptly as possible after receipt of such subpoena, request or demand to counsel for all the other parties to this Agreement so that the other parties may have a reasonable opportunity to interpose objections with the appropriate tribunal with respect to any such production.

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      11. Entire  Agreement.  This Agreement  contains the entire  agreement and understanding concerning the subject matter addressed herein and supersedes and replaces any prior negotiations and agreements between the Parties, whether written or oral. There are no agreements, representations, warranties or promises between the Parties, oral or otherwise, that differ from, alter, contradict or expand the terms of this Agreement. Each of the Parties
acknowledges   and  agrees  that  no  party  to  this  Agreement  has  made  any inducements, promises, warranties or representations to any of the others in connection with entering into this Agreement, except to the extent specifically set forth herein.

      12. Joint Preparation. This Agreement has been negotiated between unrelated parties who are knowledgeable and acting in their own self interests. Each party has been represented by separate and independent legal counsel, and each has been fully counseled with respect to the import hereof. Any rule of law that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is expressly waived.

      13. Further Assurances. Each party agrees to execute any and all supplementary documents and to take all additional steps reasonably necessary to give full force and effect to the terms and intent of this Agreement.

      14. Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective parties, their assigns, legal representatives, and successors.

      15. Parties in Interest. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the Parties to this Agreement any rights or remedies under or by reason of this Agreement or any transaction contemplated by this Agreement.

      16. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and the remaining provisions shall, nevertheless, remain in full force and effect so long as the essential purpose of this Agreement remains intact.

      17. Modifications Only in Writing. This Agreement embodies the entire understanding of the Parties and shall not be modified, amended, added to or supplemented in any way unless any such modification, amendment, addendum or supplement is in writing and is signed by all the Parties to this Agreement.

      18. Fees and Costs Previously Incurred. With the exception of any claims brought pursuant to Paragraph 5 above, each Party to this Agreement shall bear its own respective attorneys' fees and Costs in connection with the Arbitration, this Agreement or any other matter of dispute among or between any of them.

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      19.  Notices.  All  notices,  requests,  certifications,  demands or other communications related in any way to this Agreement shall be in writing and shall be delivered personally or by overnight courier or facsimile, with all charges prepaid, to the addresses specified below or such other address as may be designated in writing by notice given in the manner herein provided:


If to Claimants:

         Howard M. Nashel, Esq.
         Nashel Kates Nussman Rapone & Ellis, LLP
         190 Moore Street, Suite 306
         Hackensack, NJ  07601
         (201) 488-7211
         Fax (201) 488-1210

If to HiEnergy Technologies, Inc.:

         Charles F. Harris, Esq.
         Mason Griffin & Pierson, P.C.
         101 Poor Farm Road
         Princeton, NJ  08542
         (609) 921-6543
         Fax (609) 683-7978

With copies to:

         HiEnergy Technologies, Inc.
         1601-B Alton Parkway, Unit B
         Irvine, California 92606
         Attention: Corporate Secretary
         Tel. No.: (949) 757-0855
         Fax No.: (949) 757-1477

If delivered personally, such notice shall be deemed to be effective upon receipt. If notice is given by overnight courier, such notice shall be deemed to be effective two (2) business days following deposit with the courier. If by facsimile, such notice shall be deemed to be effective two (2) days following the sending of the facsimile.

      20. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. For purposes of execution of this Agreement, exchange of facsimile signatures shall bind the Parties as if the original signatures had been delivered by hand.

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      21. Effect of Headings. Paragraph headings appearing in this Agreement are provided for convenience of reference only, and shall in no way be construed to alter or modify the text hereof.

      22. Applicable Law. The rights, obligations and remedies of the Parties as specified under this Agreement shall be interpreted, construed and enforced, and all disputes arising out of or relating to this Agreement shall be governed, by and in accordance with the laws of the State of New Jersey, without giving effect to any conflict of law provisions thereof.

      23. Authority to Execute. Each of the Parties and signatories warrants, covenants and represents that it has executed or caused this Agreement to be executed by duly authorized representatives and that all corporate actions necessary to create a binding and enforceable agreement have been taken.

IN WITNESS WHEREOF, the Parties have executed or caused an authorized person to execute this Agreement as of the Effective Date:

Isaac Yeffet:

____/S/ ISAAC YEFFET________________

By:  Isaac Yeffet

Yeffet Security Consultants, Inc.

____/S/ ISAAC YEFFET________________

By:  Isaac Yeffet
Its:  President

HiEnergy Technologies, Inc.

____/S. ROGER W.A. SPILLMANN______

By:  Roger W.A. Spillmann
Its:  President & CEO

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                           Exhibit A (Indemnification)

(a) In the event of a registration of any of the Settlement Shares under the Securities Act pursuant to Section 4 of the Settlement Agreement of which this
Exhibit is a part, the Company will indemnify and hold harmless each Holder of such Settlement Shares thereunder, each underwriter of such Settlement Shares thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Settlement Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

(b) Each Holder will, if Settlement Shares held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein.

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(c) Each party entitled to indemnification  hereunder (the "Indemnified  Party")
shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Settlement Shares included in the public offering; provided, however, that if, as a result of this Section (d), any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Settlement Shares included in a registration, as provided in Section (b) above, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holder for such Excess Liability.

(e) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section
(e) shall be limited to an amount equal to the proceeds to such Holder of the Settlement Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Settlement Shares).

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(f) Survival of Indemnity.  The  indemnification  provided  hereunder shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person or entity entitled to indemnification hereunder and the expiration or termination of the Settlement Agreement of which this
Exhibit is a part.